Exhibit 3.1

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PROFUSA, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 2025, AT 1:59 O’CLOCK P.M.

/s/ Charuni Patibanda-Sanchez
5603790 8100 SR# 20254312565	Charuni Patibanda-Sanchez, Secretary of State Authentication: 205081524 Date: 10-20-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

PROFUSA, INC.

Profusa, Inc., a corporation organized and existing under the laws of the State of Delaware (the“Corporation”) for the purpose of amending its Amended and Restated Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, and does hereby certify that:

1. Article FOUR, Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation is amended by amending and restating the Article FOUR, Section 4.1, with no changes to be made to the subsequent sentences and provisions of Article FOUR:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 601,000,000 shares, consisting of (a) 600,000,000 shares of common stock (the “Common Stock’’), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock’’).”

2.  The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

3. The foregoing amendment shall be effective upon filing.

IN WITNESS WHEREOF, I have signed this Certificate this 20th day of October, 2025.

/s/ Ben C. Hwang
Ben C. Hwang
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:59 PM 10/20/2025
FILED 01:59 PM 10/20/2025
SR 20254312565 - File Number 5603790